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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 18, 2006



                          STANDARD MOTOR PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)



           NEW YORK                      1-4743                11-1362020
        (State or Other         (Commission File Number)    (I.R.S. Employee
Jurisdiction of Incorporation)                            Identification Number)



           37-18 NORTHERN BOULEVARD, LONG ISLAND CITY, NEW YORK 11101 (Address of Principal Executive Offices, including Zip Code)



        Registrant's Telephone Number, including Area Code: 718-392-0200




                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

2006 OMNIBUS INCENTIVE PLAN

On May 18, 2006, the stockholders of the Standard Motor Products, Inc. (the "Company") approved the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan (the "Plan") at the Annual Meeting of Stockholders. The Plan was previously approved by the Company's Board of Directors, subject to shareholder approval.

The Plan became effective upon shareholder approval on May 18, 2006 and shall terminate ten years from the effective date, unless terminated sooner as provided for within the Plan. The Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards. The maximum number of shares that may be issued under the Plan is 700,000, subject to adjustment as provided under the Plan.

The Company's Proxy Statement on Schedule 14A for its 2006 Annual Meeting of Stockholders as filed with the Securities Exchange Commission on April 18, 2006 includes a copy of the Plan and includes a description of the material terms of the Plan under the caption "Proposal 2. Approval of 2006 Omnibus Incentive Plan." The Plan is filed as Exhibit 10.19 to this Form 8-K and is hereby incorporated by reference.

DIRECTOR COMPENSATION

On May 18, 2006, the Board of Directors of the Company revised its director compensation arrangement, effective immediately. As amended, independent directors will be paid a retainer of (1) $35,000, any of which can, at the discretion of an individual director, be in shares of the Company's common stock and (2) common stock valued at $20,000, each based on the fair market value of the Company's common stock on the New York Stock Exchange Market as of the date of the Company's annual meeting of stockholders. Annual retainer payments are pro-rated based on the date an independent director joins the Board of Directors during any year.

The Presiding Independent Director and the Chairmen of the Audit Committee, the Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee will each receive a retainer of $20,000, $7,500, $5,000 and $5,000, respectively. Independent directors will also continue to receive $1,000 for each Board and committee meeting they attend; provided that independent directors will receive an additional $1,000 if any Board or committee meeting or group of meetings extends longer than one day.

The Company reimburses promptly all independent directors for expenses incurred to attend meetings of the Board or its committees after such expenses are incurred, and pays promptly the annual retainer after each annual meeting of stockholders.
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In addition, non-independent Directors Arthur S. Sills and Peter J. Sills will continue to receive $1,000 for each Board meeting they attend, reimbursement for meeting expenses and will be covered under the Company's medical plan. Lawrence
I. Sills, being an officer of the Company, will not receive any payment for the fulfillment of his directorial responsibilities.

In addition, pursuant to the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan, independent directors will each receive an annual restricted stock grant of 1,000 shares of the Company's common stock.

A copy of the summary sheet outlining the current terms of director compensation is filed as Exhibit 99.1 hereto and is hereby incorporated by reference.

ITEM 8.01.  OTHER EVENTS

STOCK OWNERSHIP GUIDELINES

On May 18, 2006, the Board of Directors of the Company adopted stock ownership guidelines for executive officers and independent directors of the Company. The Stock Ownership Guidelines are intended to further align the interests of the Company's executive officers and independent directors with the interests of the Company's stockholders and to further promote the Company's commitment to sound corporate governance. Executive officers of the Company, as identified by a committee of the Board, are expected to own and hold a number of shares of Company common stock with a value that represents 50 percent of their base salary, while independent directors are expected to own and hold a number of shares with a value that represents two times the amount of their annual retainer, which retainer is comprised of their annual cash retainer and their annual stock-based awards.

A copy of the Stock Ownership Guidelines is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     10.19 Standard Motor Products, Inc. 2006 Omnibus Incentive Plan and forms of related award agreements (incorporated by reference to the Company's Registration Statement of Form S-8 (Registration No. 333-134239) filed on May 18, 2006).

     99.1      Summary sheet outlining the terms of director compensation.

     99.2 Stock Ownership Guidelines for executive officers and independent directors.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         STANDARD MOTOR PRODUCTS, INC.


                                         By: /S/ JAMES J. BURKE
                                             -----------------------
                                             James J. Burke
                                             Vice President Finance,
                                             Chief Financial Officer

Date: May 19, 2006
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                                 EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION
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     10.19     Standard Motor Products, Inc. 2006 Omnibus Incentive Plan and
               forms of related award agreements (incorporated by reference to the Company's Registration Statement of Form S-8 (Registration No. 333-134239) filed on May 18, 2006).

     99.1      Summary sheet outlining the terms of director compensation.

     99.2 Stock Ownership Guidelines for executive officers and independent directors.